FORM 8 - A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                             THERAGENICS CORPORATION
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                            (State of Incorporation)


         0-15443                                          58-1528626
  (Commission File Number)                 (I.R.S. Employer Identification No.)

    5325 Oakbrook Parkway
       Norcross, GA                                         30093
(Address of Principal Executive Offices)                 (Zip Code)


If thisform relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box X
                                           ---
If this form  relates to the registration  of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box
                                           ---

Securities to be registered pursuant to Section 12(b) of the Act:

   TITLE OF EACH CLASS                         NAME OF EACH EXCHANGE ON WHICH
   TO BE SO REGISTERED                         EACH CLASS IS TO BE REGISTERED

Common Stock, $.01 Par Value
Common Stock Rights Plan                           New York Stock Exchange


Securities to be registered pursuant to Section 12 (g) of the Act:

                                      None
(Title of Class)

Item 1.         Description of Registrant's Securities
                to be Registered

                Common Stock, $.01 Par Value
                Common Stock Rights Plan


                The following documents or portions thereof, filed with the Securities and Exchange Commission (the "Commission") under the Exchange Act are incorporated hereto by reference:

                (a) The description of the Common Stock contained in the Company's Registration on Form 8-A, as filed with the Commission on March 2, 1987; and

                (b) The description of the Rights contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on February 26, 1997.

                All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Form 8-A hereby shall be deemed to be incorporated by reference in this Form 8-A and to be part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Form 8-A to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Form 8-A.


Item 2.         Exhibits

                1. All exhibits required by Instructions II to Item 2 will be supplied to the New York Stock Exchange.

                                   SIGNATURES

                Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  (Registrant)





                                           By:       /s/ Bruce W. Smith
                                                   --------------------------
                                                    Bruce W. Smith
                                                    Secretary, Treasurer & CFO


                                           Dated:        July 24, 1998
                                                   --------------------------